                           SCHEDULE 14A INFORMATION
                                (Rule 14a-101)

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

              CAMBRIDGE TECHNOLOGY PARTNERS (MASSACHUSETTS), INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
                                NOT APPLICABLE
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:
                                NOT APPLICABLE
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                NOT APPLICABLE
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:
                                NOT APPLICABLE
     -------------------------------------------------------------------------


     (5) Total fee paid:
                                NOT APPLICABLE
     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                NOT APPLICABLE
     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:
                                NOT APPLICABLE
     -------------------------------------------------------------------------


     (3) Filing Party:
                                NOT APPLICABLE
     -------------------------------------------------------------------------


     (4) Date Filed:
                                NOT APPLICABLE
     -------------------------------------------------------------------------

Notes:



================================================================================

              CAMBRIDGE TECHNOLOGY PARTNERS (MASSACHUSETTS), INC.
                               304 VASSAR STREET
                         CAMBRIDGE, MASSACHUSETTS 02139

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

To The Stockholders:

   The Annual Meeting of Stockholders of Cambridge Technology Partners (Massachusetts), Inc., a Delaware corporation (the "Company"), will be held on May 26, 1999 at 10:00 A.M. at the Downtown Club, State Street Bank Building, 225 Franklin Street, 33rd Floor, Boston, Massachusetts, for the following purposes:

     1. To elect a Board of Directors for the ensuing year;

     2. To ratify the selection of the firm of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 1999; and

     3. To transact such other business as may properly come before the meeting and any adjournments thereof.

   Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on April 1, 1999, the record date fixed by the Board of Directors for this purpose. A list of eligible stockholders will be available during regular business hours at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts for the ten days before the meeting for inspection by any stockholder for any purpose germane to the meeting.

                                          By Order of the Board of Directors,

                                          JAMES P. O'HARE
                                          Secretary

Cambridge, Massachusetts
April 22, 1999


 STOCKHOLDERS ARE REQUESTED TO SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL OR VOTE BY TELEPHONE OR VIA THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS LISTED ON THE PROXY CARD.

              CAMBRIDGE TECHNOLOGY PARTNERS (MASSACHUSETTS), INC.

                               304 VASSAR STREET

                         CAMBRIDGE, MASSACHUSETTS 02139

                               ----------------

                                PROXY STATEMENT

                                 APRIL 22, 1999

   Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Cambridge Technology Partners (Massachusetts), Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on May 26, 1999, at 10:00 A.M., at the Downtown Club, State Street Bank Building, 225 Franklin Street, 33rd Floor, Boston, Massachusetts, or at any adjournments thereof.

   An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 1998, is being provided together with this proxy statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying proxy will be first provided to stockholders on or about April 22, 1999.

   Only stockholders of record as of the close of business on April 1, 1999 will be entitled to vote at the meeting and any adjournments thereof. As of April 1, 1999, 59,662,752 shares of Common Stock of the Company were issued and outstanding. Each share outstanding as of April 1, 1999 will be entitled to one vote, and stockholders may vote in person or by proxy. Stockholders may vote by proxy by completing, signing, dating, and returning the accompanying proxy card or by voting by telephone or via the Internet in accordance with the instructions listed on the proxy card. Submitting a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder submitting a proxy has the right to revoke it by written notice to the Secretary at any time before it is exercised or by submitting to the Secretary or by telephone or Internet, in accordance with the instructions listed on the proxy card, a later dated proxy relating to the same shares prior to the time the earlier dated proxy is exercised. For those stockholders who submit a proxy by telephone or via the Internet, the date on which the proxy is submitted in accordance with the instructions listed on the proxy card is the date of the proxy.

   The representation in person or by proxy of at least a majority of all shares of Common Stock issued, outstanding and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as a director, as well as abstentions and broker "non-votes" with respect to all other matters being submitted to stockholders, are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of the other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

   The election of directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote. Votes may be cast in favor of or withheld from each nominee. With respect to ratification of the selection of the Company's auditors, an affirmative vote of a majority of the shares represented in person or by proxy and voting in favor or against such matter is required for approval. On such matter, abstentions and broker "non-votes" are not considered to have been voted and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

   Each of the persons named as proxies in the proxy is a director and/or officer of the Company. All properly submitted proxies received in time to be cast at the meeting will be voted. With respect to the election of a Board of Directors, any stockholder submitting a proxy has a right to withhold authority to vote for any individual nominee or group of nominees to the Board of Directors by writing the name(s) of such individual or group in the space provided on the proxy card, checking the box next to the name(s) of such individual or group if voting by proxy via the Internet or, if using telephone to vote by proxy, by following the verbal instructions for entering the two digit number appearing on the proxy card immediately before the name(s) of such individual or group. The proxies will be voted as stated below and under "Election of Directors." In addition to the election of directors, the stockholders will act upon a proposal to ratify the selection of the Company's auditors. Where a choice has been specified on the proxy with respect to this matter, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is indicated.

   The Board of Directors knows of no other matter to be presented at the meeting. If a matter is presented at the meeting upon which a vote may be properly taken and upon which the persons named as proxies in the proxies may exercise discretion under applicable law, shares represented by all proxies received by the Board of Directors will be voted with respect to that matter in accordance with the judgment and discretion of the persons named as proxies in the proxies.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

   The following table sets forth, as of April 1, 1999, the name of each person who, to the Company's knowledge, beneficially owned more than 5% of the shares of Common Stock of the Company outstanding at that date, the number of shares beneficially owned by each of these persons, and the percentage of the outstanding shares of the Company beneficially owned by each of these persons.

Name and Address of                             Amount and Nature    Percent of
Beneficial Owner                             of Beneficial Ownership   Class
-------------------                          ----------------------- ----------
Safeguard Scientifics, Inc. (1).............        9,597,389(2)        16.1%
  800 The Safeguard Building
  434 Devon Park Drive
  Wayne, PA 19087
Massachusetts Financial Services Company....        4,148,602(3)         7.0%
  500 Boylston Street
  Boston, MA 02116

--------
(1) Shares are held of record by Safeguard Scientifics (Delaware), Inc., a wholly-owned subsidiary of Safeguard Scientifics, Inc.
(2) Safeguard Scientifics, Inc. possesses sole voting and investment power with respect to the shares.
(3) Massachusetts Financial Services Company has sole investment power with respect to all shares shown and sole voting power with respect to 4,099,502 of the shares shown. Massachusetts Financial Services Company does not have any voting power with respect to 49,100 of the shares shown. This information was obtained from Schedule 13G filed by Massachusetts Financial Services Company with the Securities and Exchange Commission on or about February 11, 1999.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

   The Board of Directors has fixed the number of directors at seven. Directors of the Company are elected annually to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

   Shares represented by all proxies received by the Board of Directors and not marked or voted so as to withhold authority to vote for any individual director or for any group of directors will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. The Board of Directors knows of no reason why any nominee should be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, proxies will be voted or withheld in accordance with the judgment of the persons named as proxies in the proxies with respect to the directorship for which that nominee was unable or unwilling to serve.

   The nominees for director are James K. Sims, Warren V. Musser, Robert E. Keith, Jr., Jack L. Messman, John W. Poduska, Sr., Ph.D., James I. Cash, Jr., Ph.D., and James D. Robinson III. All seven nominees are currently directors of the Company.

Directors and Executive Officers

   The Company's executive officers are appointed by, and serve at the discretion of, the Board of Directors. Each executive officer is a full-time employee of the Company. The directors and executive officers of the Company are as follows:

              Name               Age Position
              ----               --- --------
 James K. Sims (1).............. 52  Chief Executive Officer, President and
                                     Director
 Quentin J.F. Baer.............. 50  Executive Vice President, Cambridge
                                     Management Consulting
 Ian P. Clarkson................ 44  Executive Vice President, Cambridge
                                     Management Consulting
 Timothy A. Ramos............... 35  Executive Vice President, North American
                                     Business Unit
 I. Allen Shaheen............... 36  Executive Vice President, International
                                     Operations
 Arthur M. Toscanini............ 56  Executive Vice President, Finance, Chief
                                     Financial Officer and Treasurer
 Chester A. Ciccarelli.......... 55  Senior Vice President, North American
                                     Business Unit
 Malcolm M. Frank............... 32  Senior Vice President, Marketing
 H. Carvel Moore................ 41  Senior Vice President, North American
                                     Business Unit
 Michael Murphy................. 41  Senior Vice President, Customer Relations,
                                     North American Business Unit
 James P. O'Hare................ 40  Senior Vice President, General Counsel and
                                     Secretary
 Theo Schnitfink................ 40  Senior Vice President, Europe
 Gerard Van Kemmel.............. 58  Senior Vice President, Cambridge
                                     Management Consulting
 Laura Zak...................... 34  Senior Vice President, Human Resources
 Warren V. Musser (1)(2)........ 72  Chairman of the Board and Director
 James I. Cash, Jr., Ph.D. (3).. 51  Director
 Robert E. Keith, Jr. (1)(3).... 57  Director
 Jack L. Messman (3)(4)......... 58  Director
 John W. Poduska, Sr., Ph.D. (2) 61  Director
 James D. Robinson III (4)...... 63  Director

--------
(1)Member of Executive Committee.
(2)Member of Management Resource Committee.
(3)Member of Audit Committee.
(4)Member of Nominating Committee.

   James K. Sims joined the Company in February 1991 and since that time has served as its Chief Executive Officer and President and as a director. Mr. Sims is also a director of C.P. Clare Corporation and Security Dynamics Technologies, Inc.

   Quentin J.F. Baer joined the Company in November 1997 in connection with the Company's combination with Peter Chadwick Holdings Limited, a strategic management consulting company (now a wholly-owned subsidiary of the Company renamed Cambridge Management Consulting Holdings Limited), and serves as the Company's Executive Vice President, Cambridge Management Consulting. Prior to joining the Company, Mr. Baer was Chairman of Peter Chadwick Holdings Limited from 1990 to November 1997.

   Ian P. Clarkson joined the Company in November 1997 in connection with the Company's combination with Peter Chadwick Holdings Limited and serves as the Company's Executive Vice President, Cambridge Management Consulting. Prior to joining the Company, Mr. Clarkson was Chief Executive Officer of Peter Chadwick Holdings Limited from 1987 to 1997.

   Timothy A. Ramos joined the Company in November 1996 in connection with the Company's combination with Ramos & Associates, Inc., an enterprise software implementation and consulting company, and serves as the Company's Executive Vice President, North American Business Unit. Prior to joining the Company,
Mr. Ramos was President and Chief Executive Officer of Ramos & Associates, Inc. from December 1991 to November 1996.

   I. Allen Shaheen joined the Company in September 1991 and serves as its Executive Vice President, International Operations. From October 1996 to July 1998, Mr. Shaheen served as the Company's Senior Vice President, European Operations. From October 1992 to October 1996, Mr. Shaheen served as the Company's Vice President, Western Operations. From September 1991 to October 1992, Mr. Shaheen served as the Company's Director of Operations and Director of Operations Planning.

   Arthur M. Toscanini joined the Company in November 1991 and serves as its Executive Vice President, Finance, Chief Financial Officer and Treasurer. From November 1991 to October 1996, Mr. Toscanini served as the Company's Senior Vice President, Finance.

   Chester A. Ciccarelli joined the Company in November 1996 in connection with the Company's combination with Ramos & Associates, Inc. and serves as the Company's Senior Vice President, North American Business Unit. From November 1996 to November 1997, Mr. Ciccarelli served as the Company's Vice President, Field Operations, Enterprise Resource Solutions. From March 1995 to November 1996, Mr. Ciccarelli served as General Manager of Sales and Delivery for Ramos & Associates, Inc. From December 1991 to March 1995, Mr. Ciccarelli was Vice President of Sales and Marketing, North America for TRW Financial Systems, a financial services company.

   Malcolm M. Frank joined the Company in 1992 and serves as its Senior Vice President, Marketing. From January 1997 to February 1998, Mr. Frank served as the Company's Vice President, Network and Educational Services. From January 1994 to December 1996, Mr. Frank served as the Company's Vice President, Marketing. From 1992 until January 1994, Mr. Frank served as the Company's Director of Marketing.

   H. Carvel Moore joined the Company in August of 1998 in connection with the Company's combination with Excell Data Corporation, a systems integration and consulting company, and serves as the Company's

Senior Vice President, North American Business Unit. Prior to joining the Company, Mr. Moore was President and Chief Operating Officer of Excell Data Corporation from October 1997 to August 1998. From November 1996 to October 1997, Mr. Moore was Executive Vice President of Business Development and Consulting Services of Excell Data Corporation. From March 1995 to October 1996, Mr. Moore was Vice President, Business Development of Excell Data Corporation. From 1993 until March 1995, Mr. Moore was a Business Unit Executive of International Business Machines.

   Michael Murphy joined the Company in April 1993 and serves as its Senior Vice President, Customer Relations, North American Business Unit. From October 1996 to June 1998, Mr. Murphy served as the Company's Vice President, Group Business Manager, and Vice President, Northwest Group Manager. From April 1993 to October 1996, Mr. Murphy served as the Company's Western Region Sales Manager.

   James P. O'Hare joined the Company in November 1996 and serves as its Senior Vice President, General Counsel and Secretary. From January 1990 to November 1996, Mr. O'Hare was a partner in the law firm of Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts where he was an associate attorney from August 1985 to December 1989.

   Theo Schnitfink joined the Company in January 1994 and serves as its Senior Vice President, Europe. From January 1997 to July 1998, Mr. Schnitfink served as the Company's Senior Vice President, Central and Southern Europe. From January 1995 to January 1997, Mr. Schnitfink served as the Company's Vice President, Central Europe. From January 1994 to January 1995, Mr. Schnitfink served as the Company's Managing Director of Cambridge Technology Partners (Benelux), Inc. From 1991 to 1994, Mr. Schnitfink was Vice President of the consulting organization of Getronics, a technology consulting firm.

   Gerard Van Kemmel joined the Company in November 1997 in connection with the Company's combination with Peter Chadwick Holdings Limited and serves as the Company's Senior Vice President, Cambridge Management Consulting. Prior to joining the Company, Mr. Van Kemmel was Chairman of Continental Europe for Peter Chadwick Holdings Limited from July 1997 to November 1997. From 1966 until July 1997, Mr. Van Kemmel was employed by Andersen Consulting, holding many positions including France Andersen Consulting Managing Partner, Regional Managing Partner for France, Benelux and Switzerland and France Audit Division Managing Partner.

   Laura Zak joined the Company in February 1991 and serves as its Senior Vice President, Human Resources. From January 1997 to November 1997, Ms. Zak served as the Company's Senior Vice President, Domains. From November 1996 to January 1997, Ms. Zak served as the Company's Vice President, Domains. From October 1993 to November 1996, Ms. Zak served as the Company's Vice President of Operations Planning. From May 1995 to October 1995, she also served as Group Manager for the Company's Lansing, Michigan office. From February 1991 to October 1993, Ms. Zak held many positions with the Company, including Client Partner and Director of Operations Planning.

   Warren V. Musser became a director of the Company in March 1991 and Chairman of the Board in December 1992. Since 1953, Mr. Musser has been Chairman of the Board and Chief Executive Officer of Safeguard Scientifics, Inc., a developer and operator of information technology companies, particularly those associated with the Internet. Mr. Musser is Chairman of the Board of CompuCom Systems, Inc., and is a director of DocuCorp International, Inc. and Sanchez Computer Associates, Inc. Mr. Musser is a trustee of Brandywine Realty Trust. Mr. Musser serves on a variety of civic, educational and charitable boards of directors, and serves as vice president/development, Cradle of Liberty Council, Boy Scouts of America, vice chairman of The Eastern Technology Council, and chairman of the Pennsylvania Partnership on Economic Education.

   James I. Cash, Jr., Ph.D. became a director of the Company in September 1995. Dr. Cash has been the James E. Robison Professor of Business Administration at the Graduate School of Business Administration at Harvard University since 1988. From 1992 until 1995, Dr. Cash served as the Chairman of the Harvard University MBA Program. Dr. Cash is also a director of Knight-Ridder, Inc., State Street Boston Corporation, Tandy Corp., The Chubb Corporation, WinStar Communications, Inc., and General Electric Corporation.

   Robert E. Keith, Jr. became a director of the Company in March 1991. Mr. Keith has been a Managing Director since December 1991 and a General Partner since 1995 of Technology Leaders Management L.P., a venture capital fund, and a Managing Director and General Partner of Technology Leaders Management II L.P., a venture capital fund, since December 1994. From July 1991 until February 1996, Mr. Keith was President and Chief Operating Officer of Technology Leaders Management, Inc. and since February 1996 he has been President and Chief Executive Officer. Mr. Keith is also Vice Chairman of the Board of Safeguard Scientifics, Inc. and a director of Sun Source, Inc.

   Jack L. Messman became a director of the Company in October 1992. Mr. Messman has been the Chairman and Chief Executive Officer of Union Pacific Resources Group, Inc., an energy company, since April 1991. From May 1988 to April 1991, Mr. Messman was Chairman of the Board of Directors, and Chief Executive Officer of USPCI, Inc., a subsidiary of Union Pacific Corporation. Mr. Messman is also a director of Union Pacific Resources Group, Inc., Metallurg Inc., Novell, Inc., Safeguard Scientifics, Inc., Tandy Corp., and USDATA Corporation.

   John W. Poduska, Sr., Ph.D. became a director of the Company in September 1992. Dr. Poduska has been the Chairman of Advanced Visual Systems, Inc., a provider of visualization software, since January 1992. From December 1989 until December 1991, Dr. Poduska was President and Chief Executive Officer of Stardent Computer, Inc., a computer manufacturer. From December 1985 until December 1989, Dr. Poduska was founder, Chairman and Chief Executive Officer of Stellar Computer, Inc., a computer manufacturer and the predecessor of Stardent Computer, Inc. Prior to founding Stellar Computer, Inc., Dr. Poduska founded Apollo Computer Inc. and Prime Computer Inc. Dr. Poduska is also a director of Union Pacific Resources Group, Inc. and Safeguard Scientifics, Inc.

   James D. Robinson III became a director of the Company in December 1995. Mr. Robinson is co-founder, Chairman and Chief Executive Officer of RRE Investors, LLC, a private information technology venture investment firm, and Chairman of Violy Byorum & Partners Holdings, LLC, a private firm specializing in financial advisory and investment banking activities in Latin America. He is Chairman, Chief Executive Officer and sole shareholder of J.D. Robinson Incorporated, a strategic consulting company. He previously served as Chairman and Chief Executive Officer of American Express Company, a financial services company, from 1977 to 1993. Mr. Robinson is a director of Bristol-Myers Squibb Company, The Coca-Cola Company, First Data Corporation, Concur Technologies, Inc., InfiCorp Holdings, Inc., The Interactive Connection and Ibero-American Media Partners. Mr. Robinson is a limited partner and advisor to International Equity Partners. Mr. Robinson is a member of the Business Council and the Council on Foreign Relations. He is Honorary Co-Chairman of Memorial Sloan-Kettering Cancer Center, an honorary trustee of the Brookings Institution, and Chairman Emeritus of the World Travel and Tourism Council. Mr. Robinson served as Co-Chairman of the Business Roundtable and as Chairman of the Advisory Committee on Trade Policy and Negotiations.

Board Committees and Meetings

   The Board of Directors of the Company held six meetings during 1998. The Management Resource Committee, of which Mr. Musser and Dr. Poduska are the current members, reviews and recommends the compensation arrangements for senior management of the Company, including salaries, bonuses, and grants of options to purchase shares under the Company's 1991 Stock Option Plan. The Management Resource Committee also administers the Company's stock ownership programs. The Management Resource Committee held ten meetings during 1998. The Executive Committee, of which Messrs. Sims, Musser and Keith are members, has the authority to perform functions on behalf of the full Board of Directors between meetings, except those functions that are required by law to be performed by the full Board of Directors. The Executive Committee held no meetings during 1998. The Audit Committee, of which Messrs. Keith and Messman and Dr. Cash are members, recommends to the Company the firm to be appointed as independent accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent accountants, and reviews with management and the independent accountants the Company's interim and year-end operating results. The Audit Committee also considers the adequacy of the internal accounting controls and audit procedures of the Company and reviews the non-audit services to be performed by the independent accountants. The Audit Committee held three meetings during 1998. The Nominating Committee, of which Messrs. Messman and Robinson are members, reviews and makes recommendations regarding candidates for service on the Company's Board of Directors. The Nominating Committee will consider nominees recommended by stockholders. Any such recommendations should be submitted in writing to the Secretary of the Company at the Company's principal executive offices in accordance with the nominating procedures set forth in the Company's Amended and Restated By-Laws. The Nominating Committee was established in March 1998 and held no meetings during 1998. The current membership of the committees was determined by the Board of Directors on April 1, 1999. During 1998, each director, other than Dr. Cash, attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served. Dr. Cash attended 67% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served.

Stock Ownership of Directors and Executive Officers

   The following table sets forth certain information as of April 1, 1999 with respect to beneficial ownership of shares of the Company's Common Stock by all directors and all executive officers named in the Summary Compensation Table set forth below under "Compensation and Other Information Concerning Executive Officers and Directors--Executive Compensation" individually, and by all directors and executive officers of the Company as a group.

                                              Amount and Nature      Percent of
           Beneficial Owner              of Beneficial Ownership (1) Class (2)
           ----------------              --------------------------- ----------
James K. Sims (3)......................           2,373,163             3.9%
Ian P. Clarkson .......................             114,245               *
Quentin J.F. Baer .....................             213,215               *
Gerard Van Kemmel......................              51,413               *
Timothy A. Ramos (4)...................             750,073             1.3%
Warren V. Musser (5)...................             440,567               *
James I. Cash, Jr., Ph.D. (6)..........             114,998               *
Robert E. Keith, Jr. (7)...............             114,514               *
Jack L. Messman (8)....................              76,122               *
John W. Poduska, Sr., Ph.D. (9)........             222,585               *
James D. Robinson III (10).............              96,408               *
All directors and executive officers as
 a group (20 persons) (11).............           5,190,308             8.4%

--------
 * Less than one percent.
 (1) Unless otherwise indicated, the named person possesses sole voting and investment power with respect to the shares. The shares shown include shares issuable pursuant to options held by the named person that may be exercised within 60 days of April 1, 1999.
 (2) Percentages of ownership are based upon 59,662,752 shares of Common Stock issued and outstanding as of April 1, 1999. Shares of Common Stock that may be acquired pursuant to options that are exercisable within 60 days of April 1, 1999 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for the percentage ownership of any other person.
 (3) Includes 1,140,765 shares issuable pursuant to stock options which are exercisable within 60 days of April 1, 1999.
 (4) Includes 17,836 shares issuable pursuant to stock options which are exercisable within 60 days of April 1, 1999.
 (5) Includes 18,750 shares issuable pursuant to stock options which are exercisable within 60 days of April 1, 1999. Includes 13,800 shares with respect to which Mr. Musser shares voting power and investment power. Does not include 9,597,389 shares beneficially owned by Safeguard Scientifics, Inc. Mr. Musser disclaims beneficial ownership of the shares beneficially owned by Safeguard Scientifics, Inc.
 (6) Consists of 114,998 shares issuable pursuant to stock options which are exercisable within 60 days of April 1, 1999.
 (7) Includes 18,747 shares issuable pursuant to stock options which are exercisable within 60 days of April 1, 1999. Does not include 9,597,389 shares beneficially owned by Safeguard Scientifics, Inc. Mr. Keith disclaims beneficial ownership of the shares beneficially owned by Safeguard Scientifics, Inc.
 (8) Includes 69,372 shares issuable pursuant to stock options which are exercisable within 60 days of April 1, 1999. Does not include 9,597,389 shares beneficially owned by Safeguard Scientifics, Inc. Mr. Messman disclaims beneficial ownership of the shares beneficially owned by Safeguard Scientifics, Inc.
 (9) Includes 153,747 shares issuable pursuant to stock options which are exercisable within 60 days of April 1, 1999. Does not include 9,597,389 shares beneficially owned by Safeguard Scientifics, Inc. Dr. Poduska disclaims beneficial ownership of the shares beneficially owned by Safeguard Scientifics, Inc.
(10) Includes 82,808 shares issuable pursuant to stock options which are exercisable within 60 days of April 1, 1999.
(11) Includes 2,052,628 shares issuable pursuant to stock options which are exercisable within 60 days of April 1, 1999.

Certain Relationships and Related Transactions

   In June 1992, the Company entered into a lease for its Cambridge, Massachusetts facility. Payments by the Company under this lease for 1998 were approximately $814,000. The approximate minimum payments due from the Company under this lease for 1999 are $821,340. These payments include base rent charges, a management fee equal to one percent of base rent and a monthly parking charge. Annual increases in base rent under the lease are based on increases in the Consumer Price Index--Urban Wage Earners and Clerical Workers, U.S. City Average, All Items. The Company is also responsible for all operating expenses, real estate taxes and utility charges, and most insurance and maintenance obligations for the leased premises. The leased premises include approximately 62,000 square feet of rentable floor space. The lease term is for an initial term of fifteen years, with two options to extend for periods of five years each. This facility is owned by a trust of which Mr. Musser, a director of the Company, is the sole beneficiary. The Company's Board of Directors believes the lease terms are no less favorable to the Company than could be obtained by the Company from an unrelated third party. The Company plans to relocate all of its Cambridge, Massachusetts operations to another facility in Cambridge, Massachusetts in June 1999 and sublet its current facility for the remainder of the lease term.

   During 1998, the Company received consulting services from J.D. Robinson Incorporated. The Company paid $200,000 for these services. Mr. Robinson, a director of the Company, is Chairman and Chief Executive Officer and the sole shareholder of J.D. Robinson Incorporated. J.D. Robinson Incorporated is continuing to provide consulting services to the Company in 1999.

   On November 2, 1998, the Company made a loan to Mr. Schnitfink, an executive officer of the Company, in the amount of 200,000 Netherlands Guilders. The interest rate on the loan is 5.06% per annum. The loan is payable in full on the earlier of October 31, 1999 or the date Mr. Schnitfink ceases to be employed by the Company or one of its subsidiaries. On December 21, 1998, the Company made an additional loan to Mr. Schnitfink in the amount of 400,000 Netherlands Guilders. The interest rate on the loan is 5.06% per annum. This loan is payable in full on the earlier of December 31, 1999 or the date Mr. Schnitfink ceases to be employed by the Company or one of its subsidiaries.

   On November 13, 1998, the Company made a loan to Mr. Moore, an executive officer of the Company, in the amount of $220,000. The interest rate on the loan is 5.06% per annum. The loan is payable in full on the earlier of October 31, 1999 or the date Mr. Moore ceases to be employed by the Company or one of its subsidiaries.

   On December 31, 1998, the Company made a loan to Mr. Toscanini, an executive officer of the Company, in the amount of $400,000. The interest rate on the loan was 5.06% per annum. The loan was payable in full on the earlier of December 31, 1999 or the date Mr. Toscanini ceased to be employed by the Company or one of its subsidiaries. The full amount of the loan and accrued interest thereon was repaid to the Company in February 1999.

                       COMPENSATION AND OTHER INFORMATION
                  CONCERNING EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

   The table below shows compensation information with respect to services rendered to the Company in all capacities during the years ended December 31, 1998, 1997 and 1996 for the Chief Executive Officer and the four other most highly compensated executive officers of the Company in 1998 (with the Chief Executive Officer, collectively the "Named Officers"). In October 1998, in order to re-establish the incentive nature of outstanding stock options with exercise prices greater than the then current fair market value of the Company's Common Stock, the Company offered to holders of outstanding stock options granted on or after April 24, 1997 the opportunity to exchange those options for options covering an equivalent number of shares with an exercise price equal to the then current fair market value of the Company's Common Stock (the "October 1998 Option Grants").

   The Chief Executive Officer and members of the Board of Directors of the Company were not eligible to participate in the October 1998 Option Grants. The vesting schedule and other terms of the October 1998 Option Grants were substantially the same as those of the outstanding options which were exchanged, except as follows. As a condition of the opportunity to exchange options, the Board of Directors required that the October 1998 Option Grants would not be immediately exercisable even if the options exchanged were exercisable on the date of grant, October 14, 1998 (the "Grant Date"). As a general rule, employees were not permitted to exercise any options granted in the October 1998 Option Grants until April 15, 1999, and thereafter could exercise the options in accordance with the original vesting schedule of the exchanged options. The Company's executive vice presidents, senior vice presidents, vice presidents and associate vice presidents are not permitted to exercise any options granted in the October 1998 Option Grants until October 15, 1999, and thereafter may exercise the options in accordance with the original vesting schedule of the exchanged options. The exercisability of the October 1998 Option Grants made to executive vice presidents was further conditioned on the fair market value of the Company's Common Stock exceeding the exercise price of the options by at least 50% over any ten-day period after the Grant Date, which condition has since been satisfied.

   In accordance with the rules of the Securities and Exchange Commission, option grants shown in the Summary Compensation Table below in the column "Long Term Compensation--Options" for 1998 include both the total number of stock options granted in 1998 and the number of stock options issued in the October 1998 Option Grants. Option grants shown in this column for 1997 include both the total number of stock options granted in 1997 and the number of stock options issued on April 24, 1997 (the "April 1997 Option Grants") in exchange for outstanding options granted prior to 1997. See "--Report of Management Resource Committee on Executive Compensation" and "--October 1998 Option Grants."

                           SUMMARY COMPENSATION TABLE

                                      Annual          Long Term
                                  Compensation(1)  Compensation(2)
                                 ----------------- ---------------
   Name and Principal     Fiscal           Bonus                    All Other
        Position           Year   Salary    (3)      Options (#)   Compensation
   ------------------     ------ -------- -------- --------------- ------------
James K. Sims...........   1998  $575,000      --      449,141       $ 74,483(4)
 Chief Executive Officer   1997   500,000      --      325,000         10,295(4)
  and President                                        250,000(5)
                           1996   450,000 $420,750     250,000(6)       9,570(4)

Ian P. Clarkson (7).....   1998   382,250  166,279      50,000        100,127(8)
 Executive Vice            1997    36,724  196,539      50,000(9)       6,244(8)
 President, Cambridge                                   50,000(10)
 Management Consulting

Quentin J.F. Baer (11)..   1998   382,250  166,279      50,000        110,078(12)
 Executive Vice            1997    36,724  196,539      50,000(9)       6,244(12)
 President, Cambridge
 Management Consulting                                  50,000(10)

Gerard Van Kemmel (13)..   1998   310,306  202,102      75,000            --
 Senior Vice President,                                 11,595(9)
 Cambridge Management      1997    29,150    7,280      11,595(10)        --
  Consulting

Timothy A. Ramos (14)...   1998   360,000      --      213,716         36,013(15)
 Executive Vice            1997   237,620      --      110,000(9)       5,950(15)
 President, North                                      110,000(10)
 American Business Unit    1996    26,250      --          --           5,000(15)

--------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits was less than the lower of $50,000 or 10% of the total of annual salary and bonus for the Named Officer for such year.
(2) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during 1998, 1997 or 1996.
(3) Amounts paid in 1996 represent cash payments under a bonus plan established by the Company with the approval of the Management Resource Committee. In 1997, executive officers of the Company, with the support of the Management Resource Committee, elected to waive their individual bonuses in order to increase the bonus pool available to other employees of the Company. In 1997, Messrs. Baer, Clarkson, and Van Kemmel received cash bonuses pursuant to a bonus plan administered by Peter Chadwick Holdings Limited, a corporation which became a wholly owned subsidiary of the Company in November 1997. In 1998, the Company did not pay cash bonuses to any executive officer, except for Messrs. Baer, Clarkson, and Van Kemmel. See "--Report of Management Resource Committee on Executive Compensation."
(4) All other compensation includes (a) Company contribution to 401(k) plan of $5,000 in 1998 and $4,750 in each of 1997 and 1996, (b) premiums paid by the Company for supplemental disability insurance of $6,980, $5,545 and $4,820 in 1998, 1997 and 1996, respectively, and (c) premiums paid by the Company for life insurance of $62,502 in 1998. Mr. Sims has collaterally assigned this life insurance policy to the Company to secure the repayment to the Company of up to the entire amount of the premiums paid by the Company pursuant to this policy.
 (5) These options were granted in connection with the April 1997 Option Grants, in exchange for an equivalent number of previously outstanding stock options. The vesting schedule for these options was re-started based on the April 24, 1997 grant date.
 (6) These options were cancelled in connection with the April 1997 Option
     Grants.

 (7) Mr. Clarkson became an employee and executive officer of the Company on November 24, 1997. Salary amounts presented for 1997 represent compensation paid by the Company to Mr. Clarkson during the period from November 24, 1997 to December 31, 1997. Bonus amounts presented for 1997 represent bonus compensation paid by the Company to Mr. Clarkson for bonus amounts earned during the second half of 1997.
 (8) All other compensation includes (a) Company contributions to a defined contribution retirement plan for the benefit of Mr. Clarkson of $53,516 and $6,244 in 1998 and 1997, respectively, and (b) premiums paid by the Company for life insurance of $46,611 in 1998. Mr. Clarkson has collaterally assigned this life insurance policy to the Company to secure the repayment to the Company of up to the entire amount of the premiums paid by the Company pursuant to this policy.
 (9) These options were granted in connection with the October 1998 Option Grants, in exchange for an equivalent number of previously outstanding stock options. October 1998 Option Grants are subject to restrictions on exercisability. See "--Report of Management Resource Committee on Executive Compensation" and "--October 1998 Option Grants."
(10) These options were cancelled in connection with the October 1998 Option Grants.
(11) Mr. Baer became an employee and executive officer of the Company on November 24, 1997. Salary amounts presented for 1997 represent compensation paid by the Company to Mr. Baer during the period from November 24, 1997 to December 31, 1997. Bonus amounts presented for 1997 represent bonus compensation paid by the Company to Mr. Baer for bonus amounts earned during the second half of 1997.
(12) All other compensation includes (a) Company contributions to a defined contribution retirement plan for the benefit of Mr. Baer of $53,516 and $6,244 in 1998 and 1997, respectively, and (b) premiums paid by the Company for life insurance of $57,562 in 1998. Mr. Baer has collaterally assigned this life insurance policy to the Company to secure the repayment to the Company of up to the entire amount of the premiums paid by the Company pursuant to this policy.
(13) Mr. Van Kemmel became an employee of the Company on November 24, 1997, and an executive officer of the Company on June 8, 1998. Salary and bonus amounts presented for 1997 represent compensation paid by the Company to Mr. Van Kemmel during the period from November 24, 1997 to December 31, 1997.
(14) Mr. Ramos became an employee and executive officer of the Company on November 18, 1996. Salary amounts presented for 1996 represent compensation paid by the Company to Mr. Ramos during the period from November 18, 1996 to December 31, 1996.
(15) All other compensation includes (a) Company contributions to 401(k) plan of $4,128, $5,950 and $5,000 in 1998, 1997 and 1996, respectively, (b)
     premiums paid by the Company for supplemental disability insurance of $2,340 in 1998, and (c) premiums paid by the Company for life insurance of $29,545 in 1998. Mr. Ramos has collaterally assigned this life insurance policy to the Company to secure the repayment to the Company of up to the entire amount of the premiums paid by the Company pursuant to this policy.

Employment and Severance Agreements

   Upon termination of his employment by the Company, other than for just cause (as defined in Mr. Sims' agreement with the Company), Mr. Sims is entitled to payments equal to twelve months' salary at his base salary in effect at the time of termination, payable over a twelve month period.

   Upon termination of his employment by the Company, other than for just cause (as defined in Mr. Ramos' agreement with the Company), Mr. Ramos is entitled to payments equal to six months' salary at his base salary in effect at the time of termination, payable over a six month period.

   If the Company terminates Mr. Baer's or Mr. Clarkson's employment on less than six months' notice (other than for certain reasons specified in their respective agreements with the Company), Mr. Baer or Mr. Clarkson, as the case may be, is entitled to receive payments of up to the amount which would have been paid to him in respect of his base salary during the period from the date of his termination through the date that is six months after his receipt of the Company's termination notice, with the payments being made over the period.

   In the event of a merger, consolidation, liquidation or sale of substantially all of the assets of the Company, options granted to executive officers become fully exercisable immediately prior to the event and terminate immediately after the event.

Option Grants in 1998

   The following table shows information regarding stock options granted to the Named Officers during the year ended December 31, 1998. The Company did not grant any stock appreciation rights in 1998. In accordance with the rules of the Securities and Exchange Commission, option grants shown in the following table include both the number of stock options granted in 1998 and the number of stock options issued in the October 1998 Option Grants in exchange for outstanding options granted prior to 1998.

                                                     Individual Grants
                         ----------------------------------------------------------------------------------
                                                                                      Potential Realizable
                                        Percent of                                      Value at Assumed
                         Number of     Total Options                                  Annual Rates of Price
                           Shares       Granted to                                      Appreciation for
                         Underlying      Employees   Exercise                            Option Term(4)
                          Options        in Fiscal   Price Per                        ---------------------
          Name           Granted(1)       Year(2)    Share(3)   Expiration Date           5%        10%
          ----           ----------    ------------- --------- -----------------      ---------- ----------
James K. Sims...........  300,000(5)        2.8%      $15.50   10/14/03-10/14/06 (6)  $1,744,835 $4,038,963
                           27,347(7)        0.3        15.50             2/26/03          99,813    216,796
                          100,000(5)        0.9        22.50   12/22/03-12/22/06 (6)     844,275  1,954,337
                           21,795(7)        0.2        22.50             2/26/03         110,558    239,108
Ian P. Clarkson.........   50,000(8)        0.5        15.50   12/15/02-12/15/05 (9)     248,358    562,632
                           50,000(5)        0.5        22.50   12/22/03-12/22/06 (6)     422,137    977,169
Quentin J.F. Baer.......   50,000(8)        0.5        15.50   12/15/02-12/15/05 (9)     248,358    562,632
                           50,000(5)        0.5        22.50   12/22/03-12/22/06 (6)     422,137    977,169
Gerard Van Kemmel.......   11,595(8)        0.1        15.50   12/15/02-12/15/05 (9)      57,594    130,474
                           75,000(5)        0.7        22.50   12/22/03-12/22/06 (6)     633,206  1,465,753
Timothy A. Ramos........  200,000(5)        1.9        15.50   10/14/03-10/14/06 (6)   1,163,223  2,692,642
                           50,000(10)       0.5        15.50     4/24/02-4/24/05 (11)    215,590    480,243
                           60,000(8)        0.6        15.50   12/15/02-12/15/05 (9)     298,029    675,158
                            9,926(7)        0.1        15.50             2/26/03          36,229     78,689
                            7,910(7)        0.1        22.50             2/26/03          40,125     86,779

--------
(1) Each option becomes fully exercisable immediately prior to a merger, consolidation, liquidation or sale of substantially all of the assets of the Company and terminates immediately after the effective date of a merger, consolidation, liquidation or sale. Options granted to a Named Officer generally terminate three months after the Named Officer ceases to be employed by the Company, except in cases of death or disability.
(2) For purposes of this calculation, the total number of options granted to employees in 1998 excludes options granted during 1998 which were exchanged in connection with the October 1998 Option Grants, but includes options issued in the October 1998 Option Grants in exchange for outstanding options granted prior to 1998.
(3) The exercise price per share of each option was determined by the Management Resource Committee to be equal to the fair market value per share of Common Stock on the date of grant.
(4) These amounts represent hypothetical gains that could be achieved for the respective options if each portion of the option were exercised just prior to its expiration. These gains are based on assumed rates of appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or sale of the underlying shares. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionholder's continued employment through the option period, the date on which the options are exercised, and the date on which the underlying shares of Common Stock are sold.

 (5) This option becomes vested and exercisable with respect to 25% of the shares of Common Stock subject to the option on the first anniversary of the date of grant, and an additional 2.083% of the shares subject to the option become vested and exercisable as of each succeeding calendar month, so that the option becomes exercisable in full on the fourth anniversary of the date of grant. Of the options granted to Mr. Sims, 391,152 are transferable to family members or other persons for estate planning purposes.
 (6) This option will expire with respect to 25% of the shares subject to the option of each of the fifth, sixth, seven and eighth anniversaries of the date of grant, with expiration to apply to shares subject to the option in the order in which they vest.
 (7) This option became fully exercisable on February 26, 1999. All of the options granted to Mr. Sims are transferable to family members or other persons for estate planning purposes.
 (8) This option was granted in connection with the October 1998 Option Grants. In accordance with the terms of the option exchange, this option is not exercisable until October 15, 1999, and thereafter may be exercised in accordance with the vesting schedule described in footnote (5) above as if the date of grant of the option was December 15, 1997. See "--Report of Management Resource Committee on Executive Compensation" and "--October 1998 Option Grants."
 (9) This option will expire with respect to 25% of the shares subject to such option on each of the fifth, sixth, seventh and eighth anniversaries of December 15, 1997, with expiration to apply to shares subject to the option in the order in which they vest.
(10) This option was granted in connection with the October 1998 Option Grants. In accordance with the terms of the option exchange, this option is not exercisable until October 15, 1999, and thereafter may be exercised in accordance with the vesting schedule described in footnote (5) above as if the date of grant of the option was April 24, 1997. See "--Report of Management Resource Committee on Executive Compensation" and "--October 1998 Option Grants."
(11) This option will expire with respect to 25% of the shares subject to such option on each of the fifth, sixth, seventh and eighth anniversaries of April 24, 1997, with expiration to apply to shares subject to the option in the order in which they vest.

Option Exercises and Year-End Values

   The following table provides information regarding stock option exercises by the Named Officers and the number and value of the Named Officers' unexercised options at December 31, 1998.

                  Aggregated Option Exercises During 1998 and
                       Option Values at December 31, 1998

                                                   Number of Unexercised   Value of Unexercised In-
                                                  Options at Fiscal Year-    the-Money Options at
                           Shares                           End               Fiscal Year-End(2)
                          Acquired      Value    ------------------------- -------------------------
          Name           on Exercise Realized(1) Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- ----------- ----------- ------------- ----------- -------------
James K. Sims...........   53,000    $2,385,278    992,666      932,476    $10,033,479  $2,625,705
Ian P. Clarkson.........        0             0          0      100,000              0     331,250
Quentin J.F. Baer.......        0             0          0      100,000              0     331,250
Timothy A. Ramos........        0             0          0      327,836              0   2,119,510
Gerard Van Kemmel.......        0             0          0       86,595              0      76,817

--------
(1) Value realized is calculated as the difference between the fair market value of the underlying securities at the exercise date of the options and the aggregate exercise price. Actual gains on stock option exercises depend on the value of the underlying securities on the date such securities are actually sold.

(2) Value is based on the difference between the option exercise price and the fair market value of the Company's Common Stock on December 31, 1998 ($22.125 per share, the last reported sale price of the Company's Common Stock on the Nasdaq National Market on December 31, 1998) multiplied by the number of shares underlying the option. The actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionholder's continued employment through the option period, the date on which the options are exercised, and the date on which the underlying shares of Common Stock are sold.

Compensation of Directors

   Directors receive no cash compensation for their services as directors, except for reimbursement of expenses incurred in connection with attending meetings of the Board of Directors and its committees. The Company's non-employee directors are entitled to participate in the Company's 1995 Non-Employee Director Stock Option Plan (the "Director Plan"). See "--Non-Employee Director Stock Options".

Non-Employee Director Stock Options

   Non-employee directors of the Company are eligible to participate in the Company's Director Plan. The Director Plan authorizes the grant of options for a maximum of 150,000 shares of Common Stock. The number of shares of Common Stock issuable under the Director Plan or subject to outstanding options is subject to adjustment for changes in the Company's Common Stock. Each non-employee director who is not an employee or officer of Safeguard Scientifics, Inc., or an affiliate of Technology Leaders II L.P. or any related entity, automatically receives an option for 30,000 shares of Common Stock upon the date such person is first elected to the Board of Directors. Twenty-five percent (25%) of each option vests one year after the date of grant and an additional 2.083% vests monthly thereafter.

   The exercise price per share of options granted under the Director Plan is 100% of the fair market value of the Company's Common Stock on the date the option is granted. Options expire on the tenth anniversary of the date of the option grant. Options may not be assigned or transferred except by will or by the laws of descent or distribution and are exercisable only while the optionee is serving as a director of the Company or within 90 days after the optionee ceases to serve as a director of the Company (except that if a director dies or becomes disabled while serving as a director of the Company, all options granted under the Director Plan become immediately exercisable and may be exercised at any time prior to the scheduled expiration date of the option).

   On December 22, 1998, each non-employee director received an option for 10,000 shares of Common Stock pursuant to the Company's 1991 Stock Option Plan at an exercise price equal to the fair market value of the Company's Common Stock on such date. These options were immediately exercisable and expire on December 22, 2002.

Compensation Committee Interlocks and Insider Participation

   During 1998, John W. Poduska, Sr., Jean C. Tempel (who resigned from both the Company's Board of Directors and Management Resource Committee on March 20,
1998) and Warren V. Musser (who replaced Ms. Tempel on the Management Resource Committee) served on the Management Resource Committee of the Board of Directors, which is responsible for setting and administering the policies which govern executive compensation and the stock ownership programs of the Company within guidelines and plans approved by the Board of Directors.

   In June 1992, the Company entered into a lease for its Cambridge, Massachusetts facility. Payments by the Company under this lease for 1998 were approximately $814,000. The approximate minimum payments due from the Company under this lease for 1999 are $821,340. Payments due from the Company include base rent charges, a management fee equal to one percent of base rent and monthly parking charge. Annual increases in base rent under the lease are based on increases in the Consumer Price Index--Urban Wage Earners and Clerical Workers, U.S. City Average, All Items. The Company is also responsible for all operating expenses, real estate taxes and utility charges, and most insurance and maintenance obligations for the leased premises. The lease term is for an initial term of fifteen years, with two options to extend for periods of five years each. This facility is owned by a trust of which Mr. Musser, a director of the Company, is the sole beneficiary. The Company's Board of Directors believes the lease terms are no less favorable to the Company than could be obtained by the Company from an unrelated third party. The Company plans to relocate all of its Cambridge, Massachusetts operations to another facility in Cambridge, Massachusetts in June 1999 and sublet its current facility for the remainder of the lease term.

Stock Performance Graph

   The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock for the period from December 31, 1993 through December 31, 1998, with the cumulative total return for the Nasdaq Market Index and an SIC Code Index that includes organizations in the Company's Standard Industrial Classification (SIC) code number 7373-Computer Integrated System Design. The comparison assumes $100 was invested on December 31, 1993 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.


                             [GRAPH APPEARS HERE]


             Cambridge Tech Partner   Computer Integrated   NASDAQ Market Index
12/31/93               100                     100                  100
12/30/94              141.27                   95.67               104.99
12/29/95              365.08                  154.27               136.18
12/31/96              639.92                  163.74               169.23
12/31/97              793.64                  195.67                207
12/31/98              421.05                  426.23               291.96

       REPORT OF MANAGEMENT RESOURCE COMMITTEE ON EXECUTIVE COMPENSATION

General

   The Management Resource Committee is responsible for setting and administering the policies which govern executive compensation and the stock ownership programs of the Company within guidelines and plans approved by the Board of Directors.

Compensation Philosophy and Review

   The Company's executive compensation philosophy is to design a compensation program that enables the Company to attract, retain, and motivate high quality executive officers capable of maximizing stockholder value. The current compensation program includes three components: base salary; performance-based cash bonus; and equity incentives. This program rewards executive officers for long-term strategic management and enhancement of stockholder value by: providing an opportunity to acquire equity ownership in the Company; emphasizing both annual and long-term performance; and supporting a performance-based environment to promote a team-oriented focus for executive officers. The Management Resource Committee based its recommendations for 1998 in part on its review of compensation survey information compiled by a management consulting firm concerning base salary, total cash compensation (base salary and annual incentives) and total direct compensation (total cash plus long-term incentives) for the five highest paid officers at selected companies, including service companies with revenues between $300 million and $500 million.

Annual Base Salary

   Base salaries for executive officers are targeted at competitive market levels for their respective positions, levels of responsibility, and experience. In December 1997, the Management Resource Committee approved the following base salaries for 1998: Mr. Sims, $575,000; Mr. Ramos, $360,000; Mr. Baer, $382,250; Mr. Clarkson, $382,250; and Mr. Van Kemmel, $310,306.

Executive Bonus Plan

   An executive cash bonus plan was established in 1991 and is reviewed and updated annually. In December 1997, the Management Resource Committee set the terms for the 1998 Executive Bonus Plan, which excluded Messrs. Baer, Clarkson, and Van Kemmel. This Plan established a target for pre-tax income for 1998 and a cash bonus pool for executive officers based on achieving target levels. The percentage of the bonus pool available to executive officers for 1998 depended on the extent to which the pre-tax income target for 1998 was met. If 1998 pre-tax income equaled or exceeded the target, 100% of the bonus pool would be available for bonuses; if 1998 pre-tax income was less than the target but greater than 1997 pre-tax income, a pro-rated portion of the bonus pool would be made available. No bonuses would be payable if 1998 pre-tax income was less than the 1997 level. The 1997 pre-tax income level was exceeded by the Company in 1998 and a portion, but not 100%, of the bonus pool was available as a result of 1998 performance.

   The Management Resource Committee reevaluated the terms of the 1998 Executive Bonus Plan, in light of the lower rate of revenue growth in the Company's North American Rapid Application Development business in 1998, and determined that no cash bonuses would be paid under the 1998 Executive Bonus Plan.

Equity Incentives

   The Management Resource Committee believes that equity compensation aligns employees' long-term objectives with those of stockholders in striving to maximize the Company's value. The Company's 1991 Stock Option Plan provides all employees with the opportunity to receive stock options. These options typically vest ratably over a four year period. Each executive officer was granted stock options at the time of hiring and periodically thereafter, including option grants during 1998. In consideration of the fact that cash bonuses were not going to be paid under the 1998 Executive Bonus Plan, in October and December 1998, the Management Resource Committee approved the granting of stock options to executive officers, with an exercise price equal to the then current fair market value of the Company's Common Stock.

October 1998 Option Grants

   In October 1998, the Management Resource Committee reviewed the stock options held by the Company's employees and concluded that the broad decline of the price of the Company's Common Stock had resulted in stock options granted on or after April 24, 1997 having exercise prices well above the recent trading prices for the Common Stock (the "Affected Options"). The Management Resource Committee considered the following: recent employee turnover; compensation packages appearing less attractive due to option exercise prices well above the current market price; and intensity in competition for experienced talent in the information technology marketplace. The Management Resource Committee concluded that the disparity between the exercise price of the Affected Options and the then current market price of the Company's Common Stock no longer provided the desired incentive to option holders.

   The Management Resource Committee determined it to be in the best interest of the Company and its stockholders to restore the incentive nature of Affected Options held by employees (including executive officers, other than Mr. Sims) by offering holders of the Affected Options the opportunity to exchange the Affected Options for new options with an exercise price equal to the then current market price of $15.50 per share. The vesting schedule and other terms of the October 1998 Option Grants were substantially the same as those of the outstanding options which were exchanged, except as follows. The October 1998 Option Grants were not immediately exercisable even if the options exchanged were exercisable on October 14, 1998, the grant date. The Company's executive vice presidents, senior vice presidents, vice presidents and associate vice presidents are not permitted to exercise any of the October 1998 Option Grants until October 15, 1999, and thereafter may exercise the options in accordance with the original vesting schedule of the exchanged options. Other employees were not permitted to exercise any options granted in the October 1998 Option Grants until April 15, 1999, and thereafter could exercise the options in accordance with the original vesting schedule of the exchanged options. The exercisability of the October 1998 Option Grants made to executive vice presidents was further conditioned on the fair market value of the Company's Common Stock exceeding the exercise price of the options by at least 50% over any ten-day period after the Grant Date, which condition has since been satisfied. The Management Resource Committee recognized that the suspension in the exercisability of these options would act as incentives for employees to continue employment with the Company. All other terms and conditions applicable to the Affected Options remained the same.

   Inquiries conducted by the Management Resource Committee indicated that other companies in the high technology industry have been confronted with similar issues related to employee stock options and have made similar adjustments to stock options in order to motivate and retain their employees. The Management Resource Committee also concluded that the loss of key employees could have a significant adverse impact on the Company's performance. More than 2,100 of the Company's employees participated in the option exchange.

Other Compensation Plans

   In December 1997, the Management Resource Committee and the Board of Directors approved a Deferred Compensation Plan for executive officers and all vice presidents of the Company. Under the Deferred Compensation Plan, eligible employees may defer either 5% or 10% of eligible bonus compensation, which amount the Company will match on a 100% basis. Deferrals and matching amounts are credited to an unfunded account maintained on the books of the Company and treated as notionally invested in Common Stock of the Company, based on the average of the closing prices of such stock over the ten business days immediately preceding the crediting date. The matching portion vests in 25% installments on each of the next four anniversaries of the date the match was credited to the account, provided that the participant has been continuously employed since the crediting date. With certain exceptions, the vested portion of a participant's account will be paid in a single payment upon termination of employment. In 1998, no contributions were made to the Deferred Compensation Plan.

   The Company also has various broad-based employee benefit plans, including 401(k), insurance and other benefit plans for its employees. The Company offers the 1994 Employee Stock Purchase Plan pursuant to the provisions of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), under which employees may purchase up to 3,000 shares of Common Stock annually at a discount to market price; provided that no employee is allowed to purchase more than $25,000 of fair market value of such stock in any calendar year. The 1994 Employee Stock Purchase Plan was approved by the Company's stockholders at the 1995 Annual Meeting of Stockholders.

Compensation of the Chief Executive Officer

   The 1998 base salary for Mr. Sims, the Company's Chief Executive Officer and President, was set by the Management Resource Committee in December 1997 in connection with setting the base salaries for the other executive officers as described above. Like the other executive officers, Mr. Sims was granted stock options at the time of hiring and periodically thereafter. See "Compensation and Other Information Concerning Executive Officers and Directors--Option Grants in 1998" for a description of option grants to Mr. Sims in 1998.
Mr. Sims' was not paid a cash bonus in 1998.

   The Management Resource Committee believes that Mr. Sims' vision permitted the Company to undertake several major initiatives designed to reposition its business for its next phase of growth. In 1998, under Mr. Sims' leadership, the Company realigned its North American systems integration business by organizing it along service lines, acquired Excell Data Corporation, expanded its worldwide presence, and strengthened its strategic alliances.

Deductibility of Executive Compensation Expenses

   In general, under Section 162(m) of the Code, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to any Named Officer, except to the extent such excess constitutes performance-based compensation. The policy of the Company is to qualify future compensation arrangements to ensure deductibility, except in those limited cases where stockholder value is maximized by an alternate approach.

                       THE MANAGEMENT RESOURCE COMMITTEE

                          John W. Poduska, Sr., Ph.D.
                                Warren V. Musser

October 1998 Option Grants

   In October 1998, in order to re-establish the incentive nature of outstanding stock options with exercise prices greater than the then current fair market value of the Company's Common Stock, the Company offered to holders of outstanding stock options granted on or after April 24, 1997 the opportunity to exchange those options for options covering an equivalent number of shares with an exercise price equal to the then current fair market value of the Company's Common Stock.

   The Chief Executive Officer and members of the Board of Directors of the Company were not eligible to participate in the October 1998 Option Grants. The vesting schedule and other terms of the October 1998 Option Grants were substantially the same as those of the outstanding options which were exchanged, except as follows. As a condition of the opportunity to exchange options, the Board of Directors required that the October 1998 Option Grants would not be immediately exercisable even if the options exchanged were exercisable on the grant date, October 14, 1998 (the "Grant Date"). As a general rule, employees were not permitted to exercise any options granted in the October 1998 Option Grants until April 15, 1999, and thereafter could exercise the options in accordance with the original vesting schedule of the exchanged options. The Company's executive vice presidents, senior vice presidents, vice presidents and associate vice presidents are not permitted to exercise any options granted in the October 1998 Option Grants until October 15, 1999, and thereafter may exercise the options in accordance with the original vesting schedule of the exchanged options. The exercisability of the October 1998 Option Grants made to executive vice presidents was further conditioned on the fair market value of the Company's Common Stock exceeding the exercise price of the options by at least 50% over any ten-day period after the Grant Date, which condition has since been satisfied. See "--Report of Management Resource Committee on Executive Compensation."

   The following table sets forth information concerning the repricing of stock options held by executive officers for each of the times the Company has repriced options since the Company's initial public offering in April 1993, including (i) the dates of the repricings (April 24, 1997 and October 14, 1998), (ii) the number of shares subject to such options, (iii) the market price at the time of repricing, (iv) the exercise price of each option prior to repricing, (v) the new exercise price of each repriced option, and (vi) the original option term remaining at the date of repricing. The Company has not issued, repriced or amended any stock appreciation rights.

                           10-Year Option Repricings

                                                                                  Length of
                                   Number of                                       Original
                                  Securities  Market Price   Exercise            Option Term
                                  Underlying  of Stock at    Price at            Remaining at
                                    Options     Time of      Time of      New      Date of
                                  Repriced or Repricing or Repricing or Exercise Repricing or
          Name             Date   Amended (#)  Amendment    Amendment    Price    Amendment
          ----             ----   ----------- ------------ ------------ -------- ------------
James K. Sims...........  4/24/97   250,000     $22.875      $28.125    $22.875   9.7 years
 Chief Executive
  Officer,
 President and Director

Timothy A. Ramos........ 10/14/98    50,000       15.50       22.875      15.50         (1)
 Executive Vice
  President,                         60,000       15.50        35.00      15.50         (2)
 North American Business
  Unit

Quentin J.F. Baer....... 10/14/98    50,000       15.50        35.00      15.50         (2)
 Executive Vice
  President,
 Cambridge Management
 Consulting

Ian P. Clarkson......... 10/14/98    50,000       15.50        35.00      15.50         (2)
 Executive Vice
  President,
 Cambridge Management
 Consulting

I. Allen Shaheen........ 10/14/98    66,000       15.50       22.875      15.50         (1)
 Executive Vice
  President of                       50,000       15.50        35.00      15.50         (2)
 International
  Operations              4/24/97    60,000      22.875        34.00     22.875   9.4 years
                                      6,000      22.875        25.00     22.875         (3)

Arthur M. Toscanini..... 10/14/98    55,000       15.50       22.875      15.50         (1)
 Executive Vice
  President,                         60,000       15.50        35.00      15.50         (2)
 Finance, Chief
  Financial               4/24/97    50,000      22.875        34.00     22.875   9.4 years
 Officer and Treasurer                5,000      22.875        25.00     22.875         (3)

Chester A. Ciccarelli... 10/14/98    40,000       15.50        35.00      15.50         (2)
 Senior Vice President,
 North American
 Business Unit

Malcolm Frank........... 10/14/98    72,000       15.50       22.875      15.50         (1)
 Senior Vice President,              25,000       15.50        35.00      15.50         (2)
 Marketing                           40,000       15.50      26.4375      15.50         (4)
                          4/24/97    20,000      22.875        34.00     22.875   9.4 years
                                     52,000      22.875        25.00     22.875         (3)

                                                                                  Length of
                                   Number of                                       Original
                                  Securities  Market Price   Exercise            Option Term
                                  Underlying  of Stock at    Price at            Remaining At
                                    Options     Time of      Time of      New      Date of
                                  Repriced or Repricing or Repricing or Exercise Repricing or
          Name             Date   Amended (#)  Amendment    Amendment    Price    Amendment
          ----             ----   ----------- ------------ ------------ -------- ------------
Michael Murphy.......... 10/14/98    25,000     $ 15.50       $22.875   $ 15.50         (1)
 Senior Vice President,              20,000       15.50         35.00     15.50         (2)
 Customer Relations,                 30,000       15.50       46.0625     15.50         (5)
 North American
 Business Unit
James P. O'Hare......... 10/14/98    90,000       15.50        22.875     15.50         (1)
 Senior Vice President,              50,000       15.50         35.00     15.50         (2)
 General Counsel and      4/24/97    90,000      22.875         27.25    22.875   9.5 years
 Secretary
Theo Schnitfink......... 10/14/98    43,000       15.50        22.875     15.50         (1)
 Senior Vice President,              30,000       15.50         35.00     15.50         (2)
 Europe                              40,000       15.50       26.4375     15.50         (6)
                          4/24/97    30,000      22.875         34.00    22.875   9.4 years
                                     13,000      22.875         25.00    22.875         (3)
Gerard Van Kemmel....... 10/14/98    11,595       15.50         35.00     15.50         (2)
 Senior Vice President,
 Cambridge Management
 Consulting
Laura Zak............... 10/14/98    57,000       15.50        22.875     15.50         (1)
 Senior Vice President,              24,901       15.50         36.00     15.50         (7)
 Human Resources                     10,000       15.50         35.00     15.50         (2)
                          4/24/97    55,000      22.875         34.00    22.875   9.4 years
                                      2,000      22.875         25.00    22.875         (3)
Christopher H.
 Greendale..............  4/24/97    30,000      22.875         34.00    22.875   9.4 years
 Executive Vice                       3,000      22.875         25.00    22.875         (3)
 President, Marketing(8)
William A. Seibel.......  4/24/97   100,000      22.875         34.00    22.875   9.4 years
 Executive Vice                      10,000      22.875         25.00    22.875         (3)
 President, Operations
 Americas(9)
Gordon R. Brooks........  4/24/97    50,000      22.875         34.00    22.875   9.4 years
 Senior Vice President,
  Sales(9)                            5,000      22.875         25.00    22.875         (3)
Michael A. Korchinsky...  4/24/97    22,000      22.875         34.00    22.875   9.4 years
 Senior Vice President,
 Cambridge Technology
 Partners--Cambridge
 Management
 Consulting(8)

                                                                                 Length of
                                  Number of                                       Original
                                 Securities  Market Price   Exercise            Option Term
                                 Underlying  of Stock at    Price at            Remaining At
                                   Options     Time of      Time of      New      Date of
                                 Repriced or Repricing or Repricing or Exercise Repricing or
Name                      Date   Amended (#)  Amendment    Amendment    Price    Amendment
----                     ------- ----------- ------------ ------------ -------- ------------
Susan J. Loker.......... 4/24/97   20,000      $22.875      $28.125    $22.875   9.7 years
 Senior Vice President,
 Human Resources(8)

--------
(1) These options were to expire with respect to 25% of the shares subject to the options on April 24 of each of 2002, 2003, 2004 and 2005, with expiration to apply to shares subject to the options in the order in which they vest.
(2) These options were to expire with respect to 25% of the shares subject to the options on December 15 of each of 2002, 2003, 2004 and 2005, with expiration to apply to shares subject to the options in the order in which they vest.
(3) These options were to expire with respect to 25% of the shares subject to the options on March 12 of each of 2002, 2003, 2004 and 2005, with expiration to apply to shares subject to the options in the order in which they vest.
(4) These options were to expire with respect to 25% of the shares subject to the options on March 23 of each of 2003, 2004, 2005 and 2006, with expiration to apply to shares subject to the options in the order in which they vest.
(5) These options were to expire with respect to 25% of the shares subject to the options on June 8 of each of 2003, 2004, 2005 and 2006, with expiration to apply to shares subject to the options in the order in which they vest.
(6) These options were to expire with respect to 25% of the shares subject to the options on September 9 of each of 2003, 2004, 2005 and 2006, with expiration to apply to shares subject to the options in the order in which they vest.
(7) These options were to expire with respect to 25% of the shares subject to the options on September 23 of each of 2002, 2003, 2004 and 2005, with expiration to apply to shares subject to the options in the order in which they vest.
(8) This person is no longer an executive officer or employee of the Company. The title appearing under this person's name represents the last position held with the Company. The options shown in the above table for this person expired unexercised because no portion of the options had vested at the time this person ceased to be an employee of the Company.
(9) This person is no longer an executive officer or employee of the Company. The title appearing under this person's name represents the last position held with the Company.

              PROPOSAL 2 -- RATIFICATION OF SELECTION OF AUDITORS

   The Board of Directors has selected the firm of PricewaterhouseCoopers LLP, independent accountants, to serve as auditors for the fiscal year ending December 31, 1999. PricewaterhouseCoopers LLP has served as the Company's auditors and outside accountants since 1991. It is expected that a member of the firm will be present at the Annual Meeting of Stockholders with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. Ratification of the selection of auditors is not required under the laws of the State of Delaware but will be considered by the Board of Directors in selecting auditors for future years. The directors recommend a vote FOR ratification of this selection.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. These individuals are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 1998, the Company believes that all required persons complied with all Section 16(a) filing requirements with respect to the fiscal year ended December 31, 1998, except that each of Ms. Zak and Mr. Shaheen did not report one transaction on a timely basis and filed a late report with respect to such transaction.

                             STOCKHOLDER PROPOSALS

   Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of the Company must be received at the Company's principal executive offices no later than December 24, 1999. The Company's By-laws provide that any proposal, to be eligible for consideration at the next annual meeting of the Company, must be received at the Company's principal executive offices not later than the close of business on March 27, 2000 nor earlier than the close of business on February 25, 2000. The proposal must also comply with the other procedural requirements set forth in the Company's By-Laws, a copy of which is on file with the Securities and Exchange Commission. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail--Return Receipt Requested.

                           EXPENSES AND SOLICITATION

   The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone, facsimile transmission or other means of electronic transmission following the original solicitation. The Company may retain a proxy solicitation firm to assist in the solicitation of proxies in connection with the Annual Meeting. If the Company retains a proxy solicitation firm, it will pay that firm customary fees, expected to be approximately $10,000, plus expenses.

Please Mark your votes as
indicated in this example. [X]


1. To elect a Board of Directors for the ensuing year.


   FOR   WITHHELD  Nominees: 01 James K. Sims, 02 Warren V. Musser, 03 Robert
   [_]      [_]     E. Keith, Jr., 04 Jack L. Messman, 05 John W. Poduska, Sr.,
                    06 James I. Cash, Jr., 07 James D. Robinson III

                    ____________________________________________________________
                    FOR (except vote withheld from above nominee(s)).

2. To ratify the selection of the firm of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 1999.
   FOR       AGAINST   ABSTAIN
   [_]         [_]        [_]


  Check this box if you plan on attending the Annual Meeting of Stockholders in person. [_]


   Dated:  _______________, 1999

   _____________________________

   _____________________________
   Signature(s) of Stockholder(s)


   _____________________________
   Print Name(s)

   (If signing as attorney, executor, trustee or guardian, please give your full title as such. If shares are held jointly, each holder should sign.)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE



            [PICTURE]    VOTE BY TELEPHONE OR INTERNET    [PICTURE]
                         QUICK *** EASY *** IMMEDIATE

      YOUR VOTE IS IMPORTANT!-YOU CAN VOTE BY PROXY IN ONE OF THREE WAYS:

1. TO APPOINT PROXIES AS DESCRIBED ON THE PROXY CARD AND VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day-7 days a week

    There is NO CHARGE to you for this call. Have your proxy card in hand.
     You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.

--------------------------------------------------------------------------------
OPTION 1: To vote as the Board of Directors recommends on all proposals press 1
--------------------------------------------------------------------------------
                   When asked, please confirm by pressing 1.
--------------------------------------------------------------------------------
OPTION 2: If you choose to vote on each proposal separately press 0.  You will hear these instructions
--------------------------------------------------------------------------------
         Proposal 1 - To vote FOR ALL nominees, press 1; to WITHHOLD
         FOR ALL nominees, press 9.
         To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and then the two digit code appearing next to the name of the nominee for which you want to withhold your vote.


         Proposal 2 - To vote FOR, press 1: AGAINST, press 9: ABSTAIN, press 0. When asked, please confirm by pressing 1.


Casting your vote by phone will also constitute appointing the proxies on the terms set forth on the reverse side of this card, as though this card were executed and returned by mail or submitted via the Internet.

                                      or
                                      --

2. TO APPOINT PROXIES AS DESCRIBED ON THE PROXY CARD AND VOTE BY INTERNET:

                        1.   Go to the following Website Address:
                             http://www.eproxy.com/ctp/.
                             ---------------------------
                        2. Enter the Control Number which is located in the box in the lower right hand corner of this proxy card.
                        3.   Mark your selections.
                        4.   Click on "Submit Proxy".

                                      or
                                      --

3. TO VOTE BY PROXY CARD: Mark, sign and date your proxy card and return promptly in the enclosed envelope or by mailing it to

                             Chase Mellon Shareholder Services
                             Attn: Proxy Department
                             600 Willow Tree Road
                             Leonia, NJ 07605


    NOTE: If you vote via the internet or by telephone, THERE IS NO NEED TO
                          MAIL BACK your Proxy Card.

                            THANK YOUR FOR VOTING.